Exhibit 99.1

February 16, 2021	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Reschedule Earnings Call Date

    TULSA, Okla. – Feb. 16, 2021 – ONE Gas, Inc. (NYSE: OGS) (the "Company") has decided to delay the release of our scheduled earnings news release and conference call due to the unprecedented weather conditions in the territories where we operate and the related current disruptions in the natural gas markets. Notwithstanding this rescheduling, we expect the previously declared dividend on our common stock will be paid on March 5, 2021.

    A new notice will be sent and a news release issued to announce the rescheduled earnings call date.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

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